UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2010

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6500 Harbour Heights Parkway, Suite 303
Mukilteo, Washington 98275

(Address of principal executive offices, including zip code)

(425) 493-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

CombiMatrix Corporation (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on June 29, 2010.  The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal 1 — Election of directors to serve until the 2011 annual meeting of stockholders and until their successors are duly elected and qualified

Nominee	Votes For	Votes Withheld	Broker Non-Votes
John H. Abeles, M.D.	1,714,342	2,119,020	1,791,218
Rigdon Currie	1,450,771	2,382,591	1,791,218
Scott Gottlieb, M.D.	2,489,437	1,343,925	1,791,218
Amit Kumar, Ph.D.	1,615,157	2,218,205	1,791,218
Mark McGowan	3,774,263	59,099	1,791,218

All director nominees were duly elected.  Please note that nominees Thomas Akin and Brooke Anderson, Ph.D. resigned prior to the Annual Meeting.

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstain	Broker Non-Votes
5,188,777	414,008	21,795	0

Proposal 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION

Dated: July 1, 2010	By:	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer